Exhibit 99.1
FOR IMMEDIATE RELEASE AUGUST 18, 2010	N e w s R e l e a s e Chesapeake Midstream Partners, L.P. P. O. Box 18355 Oklahoma City, OK 73154

INVESTOR CONTACTS: DAVE SHIELS, CFO 405-935-6224 dave.shiels@chk.com	MEDIA CONTACT: JIM GIPSON (405) 935-1310 jim.gipson@chk.com

CHESAPEAKE MIDSTREAM PARTNERS, L.P. EARNINGS RELEASE DATE AND
CONFERENCE CALL FOR SECOND QUARTER 2010 FINANCIAL RESULTS

OKLAHOMA CITY, OKLAHOMA, August 18, 2010 – Chesapeake Midstream Partners, L.P. (NYSE: CHKM) will release its financial results for the quarter ended June 30, 2010, on Tuesday, September 7, 2010, after the close of trading on the New York Stock Exchange. CHKM’s financial results will be released over the news wires and will also be posted on its corporate website.

On Wednesday, September 8, 2010 at 1:00 p.m. Central Time, CHKM will conduct a conference call to discuss the second quarter results. The call will feature Mike Stice, Chief Executive Officer and Dave Shiels, Chief Financial Officer.

To participate, please call the following teleconference numbers. The telephone number to access the conference call is 719-325-4886 or toll-free 877-723-9502. The passcode for the call is 8709740. We encourage those who would like to participate in the call to dial the access number between 1:50 and 2:00 p.m. EDT.

For those unable to participate in the conference call, a replay will be available for audio playback from 4:00 p.m. CT on September 8, 2010 through 4:00 p.m. CT on September 22, 2010. The number to access the conference call replay is 719-457-0820 or toll-free 888-203-1112. The passcode for the replay is 8709740. The conference call will also be webcast live on the Internet and can be accessed by going to Chesapeake Midstream Partners' website at www.chkm.com in the "Events" subsection of the "Investors" section of the website. An archive of the conference call webcast will be available on Chesapeake Midstream Partners’ website.

Chesapeake Midstream Partners, L.P. owns, operates, develops and acquires natural gas gathering systems and other midstream energy assets. Headquartered in Oklahoma City, the company's operations are focused on the Barnett Shale and Mid-Continent regions of the U.S.